UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 11, 2005

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                    Entry into a Material Definitive Agreement.

On March 11, 2005, the Board of Directors (the “Board”) of BioSphere Medical, Inc. (“BioSphere “) approved the following compensation arrangements with respect to BioSphere’s non-employee directors:

•              Upon his or her initial election to the Board, each director is eligible to receive an option to purchase 10,000 shares of BioSphere common stock, $.01 par value per share (the “Common Stock”) pursuant to BioSphere’s 1997 Stock Incentive Plan, as amended (the “Plan”), such shares to be priced at the fair market value of the Common Stock on the date of grant and vest in five equal installments on the first, second, third, fourth and fifth anniversaries of the date of grant;

•              Upon his or her re-election to the Board, each director is eligible to receive (i) an option to purchase 5,000 shares of Common Stock pursuant to the Plan, such shares to be priced at the fair market value of the Common Stock on the date of grant and vest in full immediately, and (ii) a grant of 2,500 shares of restricted Common Stock pursuant to the Plan, such shares to be priced at $.01 per share and shall be subject to repurchase by BioSphere at a price equal to the purchase price, which right of repurchase shall lapse in full on the second anniversary of the date of grant;

•              Each director is eligible to receive a retainer of $3,000 per calendar quarter and is also eligible to receive $1,500 per Board meeting attended;

•              Members of BioSphere’s audit committee, compensation committee and nominating and corporate governance committee are each eligible to receive an additional $1,000 per committee meeting attended, and the chairperson of each of these committees is eligible to receive an additional $500 per committee meeting; and

•              The options granted pursuant to the foregoing arrangement are not transferable by the director except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of BioSphere or within 90 days after he or she ceases to serve as a director. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director, the option is exercisable for a one-year period thereafter.

Item 5.02.                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 11, 2005, Paul A. Looney resigned as a director of BioSphere, effective immediately.  On March 11, 2005, the Board, based upon the recommendation of BioSphere’s Nominating and Corporate Governance Committee, elected Richard J. Faleschini, BioSphere’s President and Chief Executive Officer, to the Board.  The Board currently does not expect that Mr. Faleschini will serve on any of the committees of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2005	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Vice President
and Chief Financial Officer